CONFIRMING STATEMENT



	This Statement confirms that the undersigned has authorized and designated James Brill or Annick Winkler to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Diagnostic Products Corporation. The authority of James Brill or Annick Winkler under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Diagnostic Products Corporation, unless revoked earlier in writing. The undersigned acknowledges that James Brill or Annick Winkler is not assuming, nor is Diagnostic Products Corporation assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.



Dated: November 18, 2004			John Reith
							Signature


							John Reith
							Print Name